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                                  EXHIBIT 21


     Set forth below is a list of the Registrant's subsidiaries and their respective states of incorporation. Pursuant to Item 601(b)(2)(ii) of Regulation S-K, subsidiaries which do not individually or in the aggregate with other subsidiaries carrying on the same line of business constitute a significant subsidiary as of the end of the current fiscal year have been omitted.

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
                                                                      Percent Owned
Name                                        State of                     BY OMEGA
of Corporation                            Incorporation            Protein Corporation
------------------------------------   -------------------   --------------------------------
Venture Milling Company                     Delaware                      100%

Omega Protein, Inc.                         Virginia                      100%

Protein Securities Company                  Delaware                      100%

Protein (USA) Company                       Delaware                      100%

Omega Shipyard, Inc. (FKA Moss Point        Delaware                      100%
 Dry Dock and Fabrication, Inc.)
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